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                                                                   EXHIBIT 10.51

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is entered into as of November 26, 2003, by and between SILICON VALLEY BANK, a California-chartered bank (the "Bank"), and CRITICAL PATH, INC., a California corporation (the "Borrower"), in reliance on the following:

                                    RECITALS

         A. On or about July 18, 2003, the Borrower and the Bank entered into that certain Amended and Restated Loan and Security Agreement pursuant to which the Bank made available to the Borrower a revolving credit facility (the "Senior Debt Facility") in the principal amount of up to Fifteen Million Dollars ($15,000,000.00). The Amended and Restated Loan and Security Agreement, along with all other documents entered into by or on behalf of the Borrower in connection therewith, are hereinafter referred to as the "Senior Loan Documents", and each capitalized term used in this Amendment shall have the meaning accorded to it in the Senior Loan Documents unless it is otherwise defined herein.

         B. The Borrower has entered into that certain Convertible Note Purchase and Exchange Agreement, dated as of November 18, 2003, among the Borrower, General Atlantic Partners 74, L.P. ("GAP 74"), GAP Coinvestment Partners II, L.P. ("GAP Coinvestment"), GapStar, LLC ("GapStar") and GAPCO GmbH & Co. KG ("GAPCO" and, together with GAP 74, GAP Coinvestment and GapStar, the "Investors"), and the other entities listed on the signature pages thereto (collectively with the notes and other documents to be executed and delivered by the Borrower in connection therewith, as amended in accordance with the terms of the Subordination Agreement defined below, the "Junior Debt Documents"), pursuant to which the Borrower will issue to such Investors convertible notes in the aggregate principal amount of Ten Million Dollars ($10,000,000) (the "Junior Debt") and will grant to the Investors a security interest in certain of the Collateral on November 26, 2003. The Bank is willing to consent to the Borrower's entering into the Junior Debt Documents, issuing the convertible notes thereunder to the Investors and granting a security interest in certain of the Collateral to the Investors, but only upon the terms hereof.

                                    AGREEMENT

         NOW, THEREFORE, in reliance upon the foregoing and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1        Consent to Junior Debt Documents. The Bank hereby
consents to each of the Borrower's and the Borrower's direct and indirect subsidiaries' (including but not limited to its subsidiary Compass Holding Corp.): (i) incurring indebtedness and guarantees of indebtedness under the Junior Debt Documents; (ii) granting to the Investors a security interest in

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its assets and property, all as more fully set forth in the Junior Debt
Documents (it being acknowledged by the Bank that such security interest shall constitute a "Permitted Lien" under the Senior Loan Documents to the extent that such security interest is subordinate to the Bank's lien upon the Collateral as provided in the Subordination Agreement); and (iii) entering into and performing their obligations under the Junior Debt Documents; provided, however, that the Bank's consent to the foregoing is expressly predicated upon the terms of the Junior Debt Documents as of the date of this Amendment and does not constitute, nor is it intended to constitute, a consent to any subsequent modifications to the Junior Debt Documents. The Bank also hereby consents to the changes in the Borrower's capital structure, the conversion of all or any portion of the Junior Debt into equity interests of the Borrower or another entity (as contemplated by the convertible notes referred to above) at any time and the consummation of all other transactions contemplated by the Junior Debt Documents pursuant to their respective terms as of the date hereof.

                  2        No Amendment of Junior Debt Documents. The Borrower
agrees that it shall not enter into, nor consent to, any amendment of the Junior Debt Documents that is likely to result in a material adverse change to the Bank's rights and remedies under the Senior Debt Documents or the Subordination Agreement without first obtaining the Bank's consent thereto.

                  3        Reduction of the Credit Limit. On and after the
effective date of this Amendment, the Bank shall reduce the Credit Limit from Fifteen Million Dollars ($15,000,000.00) to Five Million Dollars ($5,000,000.00) (the "New Credit Limit") and shall also reduce the Letter of Credit Sublimit from Six Million Dollars ($6,000,000.00) to Two Million Eight Hundred Thousand Dollars ($2,800,000.00).

                  4        Reaffirmation of Obligations. The Borrower reaffirms
to the Bank that, as of the date hereof, the outstanding principal amount of all Loans under the Senior Loan Documents (including the face amount of all Letters of Credit outstanding under the Letter of Credit Sublimit) is Seven Million Four Hundred Thousand and No/100 Dollars ($7,400,000.00). The Borrower acknowledges that the Senior Loan Documents fully and accurately reflect and constitute the valid and enforceable Obligations of the Borrower to the Bank, and the Borrower remains fully obligated to perform all covenants thereunder and has no defenses to or offsets against such Obligations.

                  5        Conditions to Effectiveness. The following conditions
must be satisfied in full, or waived in writing by the Bank, before this Amendment shall be effective and the Bank shall become obligated hereunder.

                           5.1      Execution and Delivery of Documents. The
Borrower shall have executed and delivered to the Bank this Amendment, and the Bank shall have received any and all other instruments and documents, fully executed and in form and substance acceptable to the Bank, as are contemplated hereby or otherwise reasonably requested by the Bank, including the Subordination Agreement with the Investors.

                           5.2      Payment of Fees and Expenses. The Borrower
shall have paid to the Bank all fees due and owing under the Senior Loan Documents as amended hereby, as well as a sum sufficient to reimburse the Bank for all costs and expenses incurred by the Bank in

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entering into this Amendment, the Subordination Agreement and any and all other documents and instruments contemplated hereby or thereby (including but not limited to all attorneys' fees and expenses.)

                           5.3      Payment of Principal Accrued Interest. The
Borrower shall have paid to the Bank all outstanding principal amounts under the Senior Loan Documents in excess of the New Credit Limit, plus all accrued interest thereon that is due and owing, on or before the date on which this Amendment becomes effective.

                           5.4      Representations and Warranties; No Default.
The representations and warranties of the Borrower as set forth in the Senior Loan Documents shall be true and correct in all material respects as of the date on which this Amendment becomes effective, and no Event of Default shall have occurred and be continuing as of such date without having been cured.

                  6        Continued Full Force and Effect. Except to the extent
expressly amended hereby, all of the terms and provisions of the Senior Loan Documents shall remain in full force and effect, and the lien in favor of the Bank in the Collateral shall be and remain a fully perfected senior lien upon all of the Collateral pursuant to the terms of the Senior Loan Documents, it being the intent of the parties that nothing herein shall affect or impair the Bank's rights or remedies under the Senior Loan Documents or its lien upon the Collateral. Henceforth, the term "Loan Documents" shall be deemed to mean the Senior Loan Documents as modified and supplemented by the terms of this Amendment, and any default of the Borrower hereunder shall constitute an Event of Default under the Senior Loan Documents.

                  7        General Provisions.

                           7.1      Choice of Law and Venue. This Amendment
shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law, and any action or proceeding arising out of this Agreement shall be commenced in the Superior Court of the State of California for the County of Santa Clara, or in the District Court of the United States in the Northern District of California.

                           7.2      WAIVER OF JURY TRIAL. EACH OF THE BORROWER,
ON THE ONE HAND, AND THE BANK, ON THE OTHER HAND, WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE LOAN AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AMENDMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND UNDERSTANDS THE RAMIFICATIONS THEREOF.

                           7.3      Entire Agreement. This Amendment and the
Loan Agreement together constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersede all prior

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negotiations, understandings and agreements between the parties with respect to such transactions.

                           7.4      Counterparts. This Amendment may be executed
and delivered in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

                           7.5      Time of the Essence. Time is of the essence
in the performance by each party of its obligations hereunder and the satisfaction of all conditions specified herein.

         IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute this Amendment as of the date first set forth above.

BORROWER:                                    BANK:

CRITICAL PATH, INC.                          SILICON VALLEY BANK,
a California corporation                     a California-chartered bank

CRITICAL PATH, INC.                          SILICON VALLEY BANK,
a California corporation                     a California-chartered bank

By: /s/ Michael J. Zukerman                  By: /s/ Brian Harrison
   --------------------------------             -----------------------------
Name:  Michael J. Zukerman                   Name:  Brian Harrison
Title: SVP and General Counsel               Title: Vice President

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